Exhibit 3.1

[SEAL]	DEAN HELLER	Entity#
	Secretary of State	E0116082006-7
	206 North Carson Street	Document Number:
	Carson City, Nevada 89701-4299	20060098532-25
	(775) 684-5708	Date Filed:
	Website: secretaryofstate.biz	2/17/2006 8:00:32 AM
In the office of
DEAN HELLER
Dean Heller
Secretary of State

Articles of Incorporation (PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation	ASIANADA, INC.

2.	Resident Agent	EMPIRE STOCK TRANSFER INC.
	Name and Street Address:	Name
	(must be a Nevada address	7251 WEST LAKE MEAD BLVD SUITE 300		LAS VEGAS	Nevada	89128
	where process may be	Street Address		City	State	Zip Code
	served)	None
		Optional Mailing Address		City	State	Zip Code

3.	Shares:
(number of shares
	corporation authorized	Number of shares			Number of shares
	to issue	with par value:	75,000,000	Par value:	$0.001	without par value:

4.	Name & Addresses,	1.			HELEN HONG GAO
	Of Board of	Name
	Directors/Trustees:	2288 WEST 40TH AVENUE, SUITE 802		VANCOUVER	BC	V6M 1W6
	(attach additional page	Street Address		City	State	Zip Code
there is more than 3
	directors/trustees)	2.
Name

		Street Address		City	State	Zip Code
3.
Name

		Street Address		City	State	Zip Code

5.	Purpose:	The purpose of this Corporation shall be:
	(optional - see instructions)	ALL LEGAL PURPOSES.

6.	Names, Address	LEAH FINKE		/s/ Leah Finke
	and Signature of	Name		Signature
	Incorporator.	7251 WEST LAKE MEAD BLVD SUITE 300		LAS VEGAS	NV	89128
	(attach additional page	Address		City	State	Zip Code
there is more than 1
incorporator)

7.	Certificate of Acceptance	I hereby accept appointment as Resident Agent for the above named corporation.
	of Appointment of	/s/ Leah Finke				2/16/2006
	Resident Agent:	Authorized Signature of R. A. or On Behalf of R. A. Company				Date

ARTICLES OF INCORPORATION

OF

ASIANADA, INC.

FIRST. The name of the corporation is Asianada, Inc.

SECOND. The registered office of the corporation in the State of Nevada is located at 7251 West Lake Mead Blvd Suite 300, Las Vegas, NV 89128. The corporation may maintain an office, or offices, in such other places within or without the State of Nevada as may be from time to time designated by the Board of Directors or the By-Laws of the corporation. The corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

THIRD. The objects for which the corporation is formed are to engage in any lawful activity.

FOURTH. The total number of common stock authorized that may be issued by the Corporation is seventy five million (75,000,000) shares of common stock with a par value of one tenth of one cent ($0.001) per share and no other class of stock shall be authorized. The corporation may from time issue said shares for such consideration as the Board of Directors may fix.

FIFTH. The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, providing that the number of directors shall not be reduced to fewer than one (1). The first Board of Directors shall be one (1) in number and the name and post office address of this Director is:

Name: Helen Hong Gao
Address: 2288 West 40th Avenue, Suite 802
Vancouver, BC V6M 1W6

SIXTH. The capital stock of the corporation, after the amount of the subscription price or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

Name: Leah Finke
Address: 7251 West Lake Mead Blvd Suite 300
Las Vegas, Nevada 89128

EIGTH. The Resident Agent for this corporation shall be Empire Stock Transfer Inc. The address of the Resident Agent and the registered or statutory address of this corporation in the State of Nevada shall be: 7251 West Lake Mead Blvd Suite 300 Las Vegas, NV 89128.

NINTH. The corporation is to have perpetual existence.

TENTH. The Board of Directors shall adopt the initial By-laws of the corporation. The Board of Directors shall also have the power to alter, amend or repeal the By-laws, or to adopt new By-laws, except as otherwise may be specifically provided in the By-laws.

ELEVENTH. The Board of Directors shall have the authority to open bank accounts and adopt banking resolutions on behalf of the corporation.

TWELFTH. No Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders of the corporation shall be prospctive only, and shall not adversely affect any limitations on the personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modification.

THIRTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, the undersigned, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this February 16, 2006.

/s/ LEAH FINKE
 Leah Finke
Incorporator